Exhibit 99.14

PRELIMINARY PROXY CARD

SUBJECT TO COMPLETION

CHURCHILL CAPITAL CORP
640 Fifth Avenue, 12th Floor
New York, NY 10019

SPECIAL MEETING OF STOCKHOLDERS

, 2019

YOUR VOTE IS IMPORTANT

CHURCHILL CAPITAL CORP

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON

, 2019

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement/Prospectus, dated [•], 2019, in connection with the Special Meeting to be held at a.m. EST on , 2019 at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel to Churchill Capital Corp (“Churchill”), at 1285 Avenue of the Americas, New York, NY 10019, and hereby appoints Michael Klein and Jerre Stead, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the common stock of Churchill registered in the name provided, which the undersigned is entitled to vote at the Special Meeting of Stockholders and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this Proxy Statement.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1 (THE BUSINESS COMBINATION PROPOSAL) BELOW, “FOR” PROPOSALS 2A THROUGH 2C (THE CHARTER PROPOSALS) BELOW AND “FOR” PROPOSAL 3 (THE ADJOURNMENT PROPOSAL) BELOW.

THE CHURCHILL BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1 (THE BUSINESS COMBINATION PROPOSAL) BELOW, “FOR” PROPOSAL 2A THROUGH 2C (THE CHARTER PROPOSALS) BELOW AND “FOR” PROPOSAL 3 (THE ADJOURNMENT PROPOSAL) BELOW.

PLEASE RETURN THIS PROXY AS SOON AS POSSIBLE.

PROXY

1.	To consider and vote upon a proposal to approve the business combination described in Churchill’s proxy statement, including (a) the Agreement and Plan of Merger, dated as of January 14, 2019 (as amended by Amendment No. 1 to the Agreement and Plan of Merger, dated February 26, 2019, and Amendment No. 2 to the Agreement and Plan of Merger, dated March 29, 2019, the “Merger Agreement”), by and among Churchill, Clarivate Analytics Plc (“Clarivate”), CCC Merger Sub, Inc. (“Delaware Merger Sub”), Camelot Merger Sub (Jersey) Limited (“Jersey Merger Sub”), and Camelot Holdings (Jersey) Limited (“Company”), which, among other things, provides for (i) Jersey Merger Sub to be merged with and into the Company with the Company being the surviving company in the merger and (ii) Delaware Merger Sub to be merged with and into Churchill with Churchill being the surviving corporation in the merger and (b) the other transactions contemplated by the Merger Agreement and related Sponsor Agreement described in Churchill’s proxy statement.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	To approve the following material differences between the constitutional documents of Clarivate that will be in effect upon the closing of the transactions and Churchill’s current amended and restated certificate of incorporation:

2a.	The name of the new public entity will be “Clarivate Analytics Plc” as opposed to “Churchill Capital Corp”.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2b.	Clarivate will have no limit on the number of shares which Clarivate is authorized to issue, as opposed to Churchill having 220,000,000 authorized shares of common stock and 1,000,000 authorized shares of preferred stock.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2c.	Clarivate’s constitutional documents will not include the various provisions applicable only to special purpose acquisition corporations that Churchill’s amended and restated certificate of incorporation contains (such as the obligation to dissolve and liquidate if a business combination is not consummated in a certain period of time).	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	To adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if Churchill is unable to consummate the business combination.	FOR ☐	AGAINST ☐	ABSTAIN ☐

☐ MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT.

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED.

Dated:	2019

Stockholder’s Signature

Stockholder’s Signature

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.